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                                                                       EXHIBIT 2


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[LOGO]                                                           www.pincock.com
--------------------------------------------------------------------------------
PINCOCK ALLEN & HOLT
Delivering smarter solutions

                            Gerald D. Crawford, P.E.
                              Pincock, Allen & Holt
                           274 Union Blvd., Suite 200
                               Lakewood, CO 80228
                            Dave.Crawford@pincock.com
                            -------------------------
                                                                       DENVER

                                CONSENT OF AUTHOR

    TO:  Alberta Securities Commission
         British Columbia Securities Commission
         Manitoba Securities Commission
         Office of the Administrator, New Brunswick
         Securities Commission of Newfoundland
         Nova Scotia Securities Commission
         Ontario Securities Commission                               JERSEY CITY
         Registrar of Securities, Prince Edward Island
         Commission des valeurs mobilieres du Quebec
         Saskatchewan Securities Commission
         Toronto Stock Exchange



    I, Gerald D. Crawford, do hereby consent to the filing of the written disclosure of the technical report titled Lac des Iles
    Mines Ltd., Thunder Bay, Ontario, Technical Report and dated         LIMA
    September 12, 2003 (the "Technical Report") and any extracts from or a summary of the Technical Report in the press release and the material change report each dated August 22, 2003 of North American Palladium Ltd., and to the filing of the Technical Report with the securities regulatory authorities referred to above.

    I also certify that I have read the written disclosure being
    filed and I do not have any reason to believe that there are       SANTIAGO
    any misrepresentations in the information derived from the Technical Report or that the written disclosure in the press release and the material change report each dated August 22, 2003 of North American Palladium Ltd. contains any misrepresentation of the information contained in the Technical Report.

    Dated this 18th day of September, 2003.


                                                                        SEATTLE


                                                    [Seal or Stamp of
    /s/ Gerald D. Crawford                           Qualified Person]
    ___________________________
    Signature of Qualified Person


A DIVISION OF HART CROWSER
274 UNION BOULEVARD, SUITE 200
LAKEWOOD, COLORADO 80228-1835
FAX 303.987.8907
TEL 303.986.6950